SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant [ ]

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[ ]    Preliminary Proxy Statement
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       14a-6(e)(2))
[ ]    Definitive Proxy Statement
[x]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to section 240.14a-11(c) or section
       240.14a-12



                      APPLE COMPUTER, INC.
 ...............................................................................
           (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

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       Rule 14a-6(i)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[X]    Check box if any part of the fee is offset as provided by Exchange Act
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                                                           January 30, 1997

Dear Fellow Shareholder:

Our Annual Meeting is now a week away. It appears that your voting instructions have not yet been received. For your convenience, enclosed are instructions which enable you to vote your shares by a toll-free telephone call. If you prefer, we have enclosed a new proxy card and postage paid envelope which you can also use to vote. Due to the short period of time before the Meeting, however, we strongly urge you to vote by telephone to ensure that your instructions are received in time to be counted at the Meeting.

If you have already voted, your instructions and this letter may have crossed in the mail. We apologize for any inconvenience this may have caused you.

Your vote is especially important this year since there are several non-routine proposals on the agenda. These proposals are more fully described in the proxy statement sent to you previously.

Your Board strongly encourages you to participate in the Annual Meeting by voting your shares. Your vote, no matter how many or how few shares you own, is important.

If you have any questions, or need any assistance in voting your shares please call the company assisting us in the solicitation of proxies, Georgeson & Company Inc., toll-free at 1-800-223-2064.

							Sincerely,


							APPLE COMPUTER, INC.